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                                                                      Exhibit 21

                       Quest Diagnostics Incorporated (DE)

       (Incorporated on December 12, 1990 in Delaware; EIN No. 16-1387862)


                          Subsidiaries and Investments

100%  Quest Diagnostics Holdings Incorporated  (f/k/a SBCL, Inc.) (DE)
      100% Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline
           Beecham Clinical Laboratories, Inc.) (DE)
            (100%)    Quest Diagnostics Clinical Laboratories of Missouri LLC
                      (MO)
            (33-l/3%) Compunet Clinical Laboratories (OH)
            (44%)     Mid America Clinical Laboratories (IN)
            (51%)     Diagnostic Laboratory of Oklahoma LLC (OK)

100%  Quest Diagnostics Incorporated (CA)

100%  Quest Diagnostics Incorporated (MD)
      100% Diagnostic Reference Services Inc. (MD)
           50% Pathology Building Partnership (MD) (gen. ptnrshp.)

100%  Quest Diagnostics Incorporated (MI)

100%  Quest Diagnostics Investments Incorporated (DE)
      100% Quest Diagnostics Finance Incorporated (DE)

100%  Quest Diagnostics LLC (IL)
100%  Quest Diagnostics LLC (MA)
100%  Quest Diagnostics of Connecticut LLC (CT)

100%  Quest Diagnostics of Pennsylvania Inc. (DE)
      51%   Quest Diagnostics Venture LLC (PA)
      53.5% Associated Clinical Laboratories (PA) (gen. ptnrshp.)
      50%   Surgical Eye Enterprise L.P. (PA) (ltd. pshp)
            50% Surgical Eye Institute L.P. (PA) (ltd. Ptnrshp.)

100%  Quest Diagnostics of Puerto Rico, Inc.

100%  Quest Diagnostics Receivables Inc. (DE)

100%  Quest Diagnostics Ventures LLC (DE)

100%  DPD Holdings, Inc. (DE)
      100% MetWest Inc. (DE)
           49% Sonora Quest Laboratories LLC (AZ)

100%  Quest Diagnostics Incorporated (CT)
100%  Quest Diagnostics Incorporated (MA)

100%  Lifepoint Medical Corporation (DE)
      100% C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)

100%  MedPlus, Inc. (OH)
      100% Worktiviti, Inc. (fka Universal Document Management Systems, Inc.)
           (OH)
      100% ChartMaxx, Inc. (OH)
      100% Synergis Acquisition Inc. (OH)
      100% FutureCore Inc. (OH)




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      100% DiaLogos Incorporated (DE)
      100% Valcor Associates Inc. (PA)

100%  Nichols Institute Diagnostics (CA)
      100% Nichols Institute Sales Corporation (U.S.V.I.)

100%  Nichols Institute Diagnostics Limited (U.K.)

100%  Nichols Institute Diagnostics Trading S.A. (Switzerland)

100%  Nichols Institute Diagnostika GMBH (Germany)
      100% Nichols Institute Diagnostika GMBH (Austria)

100%  Nichols Institute International Holding B.V. (Netherlands)
      100% Nichols Institute Diagnostics B.V. (Netherlands)
      100% Nichols Institute Diagnostics SARL (France)

100%  Nomad-Massachusetts, Inc. (MA)
      100% Quest Diagnostics, S.A. de C.V. (Mexico)
      100% Analisis, S.A. (Mexico)
      100% Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
           100% Servicios de Laboratorio, S.A. de C.V. (Mexico) 100% Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico) 100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%  Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

100%  Quest Diagnostics Limited (UK)
      100% The Pathology Partnership plc




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